                                         EXHIBIT 11
                              PACIFIC GAS AND ELECTRIC COMPANY
                          COMPUTATION OF EARNINGS PER COMMON SHARE
                                         (unaudited)
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                                                  Three months ended         Nine months ended
                                                        September 30,             September 30,
                                                --------------------    ----------------------
(in thousands, except per share amounts)            1996        1995        1996          1995
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                      $233,695    $377,593    $606,179    $1,111,800
Less:  preferred dividend requirement and
          redemption premium                       8,279      15,901      24,835        44,889
                                                --------    --------    --------    ----------
  Net income for calculating EPS for
    Statement of Consolidated Income            $225,416    $361,692    $581,344    $1,066,911
                                                ========    ========    ========    ==========
Average common shares outstanding                411,759     421,578     413,738       426,064
                                                ========    ========    ========    ==========
EPS as shown in the Statement of
    Consolidated Income                         $    .55    $    .85    $   1.41    $     2.50
                                                ========    ========    ========    ==========

PRIMARY EPS (1)

Net income                                      $233,695    $377,593    $606,179    $1,111,800
Less:  preferred dividend requirement and
          redemption premium                       8,279      15,901      24,835        44,889
                                                --------    --------    --------    ----------
  Net income for calculating primary EPS        $225,416    $361,692    $581,344    $1,066,911
                                                ========    ========    ========    ==========
Average common shares outstanding                411,759     421,578     413,738    $  426,064
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)              4         179          10           117
                                                --------    --------    --------    ----------
Average common shares outstanding as
  adjusted                                       411,763     421,757     413,748       426,181
                                                ========    ========    ========    ==========
Primary EPS                                     $    .55    $    .85    $   1.41    $     2.50
                                                ========    ========    ========    ==========

FULLY DILUTED EPS (1)

Net income                                      $233,695    $377,593    $606,179    $1,111,800
Less:  preferred dividend requirement and
          redemption premium                       8,279      15,901      24,835        44,889
                                                --------    --------    --------    ----------
  Net income for calculating fully diluted EPS  $225,416    $361,692    $581,344    $1,066,911
                                                ========    ========    ========    ==========
Average common shares outstanding                411,759     421,578     413,738       426,064
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                 4         204          10           204
                                                --------    --------    --------    ----------
Average common shares outstanding as
  adjusted                                       411,763     421,782     413,748       426,268
                                                ========    ========    ========    ==========
Fully diluted EPS                               $    .55    $    .85    $   1.41    $     2.50
                                                ========    ========    ========    ==========

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
(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K.
     This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.
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